Exhibit 99.1

For Immediate Release

Ruth’s Hospitality Group, Inc. Reports Second Quarter 2022 Financial Results

– Posts Record Second Quarter Revenue Up 16% –

– Approves $60M Share Repurchase Program –

– Declares $0.14 Per Share Quarterly Dividend –

WINTER PARK, Fla.—(BUSINESS WIRE)—August 5, 2022—Ruth’s Hospitality Group, Inc. (the “Company”) (Nasdaq: RUTH) today reported unaudited financial results for its second quarter ended June 26, 2022 and provided a business update.

Second Quarter and Recent Business Highlights (1)

●

Delivered positive second quarter comparable sales versus both fiscal years 2021 and 2019. By period, comparable restaurant sales and average weekly sales for Company-owned restaurants for the second quarter 2022 were as follows:

(dollar amounts in thousands)	April	May	June	Q2 2022
Comparable Restaurant Sales vs. 2021	21.8%	13.1%	1.5%	12.6%
Comparable Restaurant Sales vs. 2019	24.4%	20.1%	10.3%	18.6%
Average Weekly Sales (all restaurants)(2)	$127.8	$130.5	$117.7	$125.5

●	Approved a new $60 million share repurchase program and a $0.14 per share quarterly dividend

●	Reduced the outstanding balance on our revolving credit facility to $40 million

●	On August 1st, opened two new Company-owned restaurants in Worcester, MA and Long Beach, CA

(1)	In order to assist with the review of our quarterly and annual results, we have provided an additional comparison to the same period in 2019 for some of our financial measures.
(2)	Average Weekly Sales is an average of restaurant sales for all Company-owned restaurants.

Second Quarter 2022

●

Restaurant sales in the second quarter of 2022 were $120.8 million compared to $104.2 million in the second quarter of 2021. Comparable sales increased 12.6% compared to the second quarter of 2021 and 18.6% compared to the second quarter of 2019.

●

Franchise income in the second quarter of 2022 was $5.1 million compared to $4.5 million in the second quarter of 2021. Second quarter 2022 comparable restaurant sales at franchisee-owned restaurants increased 12.3% compared to 2021 and 19.1% compared to the second quarter of 2019.

●

Food and beverage costs, as a percentage of restaurant sales, decreased 56 basis points to 29.8% compared to the second quarter of 2021. Total beef costs decreased 6% compared to the second quarter of 2021.

●	Marketing and advertising plus general and administrative costs were 10.9% as a percentage of revenue compared to 10.8% in the second quarter of 2021.

●	Net income in the second quarter of 2022 was $10.3 million, or $0.31 per diluted share, compared to net income of $12.4 million, or $0.36 per diluted share, in the second quarter of 2021.

-

Net income in the second quarter of 2022 included a $6 million loss on legal settlement and an $8 thousand income tax expense related to the impact of discrete income tax items. Net income in the second quarter of 2021 included a $65 thousand employee retention payroll tax credit, which reduced restaurant operating expenses, a $394 thousand impairment loss and a $26 thousand income tax benefit related to the impact of discrete income tax items.

-

Excluding these items, non-GAAP adjusted earnings per common share was $0.44 in the second quarter of 2022, compared to a non-GAAP adjusted earnings per common share of $0.36 in the second quarter of 2021. The Company believes that non-GAAP adjusted earnings per common share provides a useful alternative measure of financial performance to improve comparability of diluted earnings per common share between periods. Investors are advised to see the attached Reconciliation of Non-GAAP Financial Measure table for additional information.

CEO Comments

Cheryl Henry, President, Chief Executive Officer and Chairperson of the Board of the Company commented, “We were very pleased to deliver record performance for the quarter driven by strong demand from our guests.  We generated double-digit comparable sales and solid margins, which led to  adjusted earnings per share growth of 20% compared to 2021 and 41% compared to 2019. These results are made possible by our world-class teams serving the highest quality food with genuine hospitality each and every day.”  Henry continued, “We also continued to invest in our future success with various initiatives, including enhanced training, technology and data analytics.  Combined with our balanced and consistent approach to capital allocation, we believe Ruth’s Chris is ideally positioned to drive value for shareholders over the long run.”

Business and Development Update

Subsequent to the end of the second quarter, two new Company-owned restaurants were opened in Worcester, MA and Long Beach, CA.

The Company expects to open one to two additional new Company-owned restaurants by the end of the year for a total of four to five new restaurants in 2022. The Company currently expects to open five to six Company-owned or managed restaurants in 2023.

Cash and Debt

As of August 1, 2022, the Company’s cash balance was approximately $46.9 million, with $40.0 million of debt outstanding under its amended and restated credit agreement and $4.7 million of outstanding letters of credit.

Quarterly Cash Dividend

The Company’s Board of Directors declared a quarterly dividend of $0.14 per share payable on September 2, 2022 to shareholders of record as of the close of business on August 19, 2022.

Share Repurchase Program

During the second quarter, the Company repurchased approximately 530 thousand shares for $9.5 million, at an average price of $18.01 per share.

Subsequent to the end of the second quarter, the Company’s Board of Directors approved a new share repurchase program under which it authorized the repurchase of up to $60 million of the Company’s common shares outstanding. The new share repurchase authorization goes into effect on August 9 and does not expire. Share repurchases may be made from time to time in the open market or in negotiated transactions depending on share price, market conditions and other factors. The Company had approximately $15.4 million remaining under its previous share repurchase authorization, which will be retired on August 8 and replaced by the new share repurchase program.

Financial Outlook

Based on current information and its most recent projections, Ruth’s Hospitality Group, Inc. is providing its outlook for the following 2022 operating measures:

●	Fiscal year 2022 restaurant labor expense improvement of approximately 200 basis points (as a percentage of restaurants sales) compared to 2019

●	Fiscal year 2022 combined marketing and general and administrative expenses is expected to be between 10.5% and 10.8% of revenue

●	Effective income tax rate of 17% to 19%

●	Fiscal year 2022 capital expenditures of $50 to $55 million

The foregoing statements are not guarantees of future performance, and therefore, undue reliance should not be placed upon them. We refer you to the “Cautionary Note Regarding Forward-Looking Statements” section in this earnings press release and to our recent filings with the Securities and Exchange Commission for more detailed discussions of the risks that could impact our financial outlook and our future operating results and financial condition.

Conference Call

The Company will host a conference call to discuss second quarter 2022 financial results today at 8:30 AM Eastern Time. Hosting the call will be Cheryl J. Henry, President, Chief Executive Officer and Chairperson of the Board, and Kristy Chipman, Chief Financial Officer and Chief Operating Officer.

The conference call can be accessed live over the phone by dialing 201-689-8470. A replay will be available one hour after the call and can be accessed by dialing 412-317-6671; the password is 13730773. The replay will be available until Friday, August 12, 2022. The call will also be webcast live from the Company's website at www.rhgi.com under the Investor Relations section.

About Ruth’s Hospitality Group, Inc.

Ruth’s Hospitality Group, Inc., headquartered in Winter Park, Florida, is the largest fine dining steakhouse company in the U.S. as measured by the total number of Company-owned and franchisee-owned restaurants, with 153 Ruth’s Chris Steak House locations worldwide specializing in USDA Prime grade steaks served in Ruth’s Chris’ signature fashion – “sizzling.”

For information about our restaurants or to purchase gift cards, please visit www.RuthsChris.com. For more information about Ruth’s Hospitality Group, Inc., please visit www.rhgi.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that reflect, when made, the Company’s expectations or beliefs concerning future events that involve risks and uncertainties. Forward-looking statements frequently are identified by the words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “likely result,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek”, “should,” “target,” “would” and other similar words and phrases.. Similarly, statements herein that describe the Company’s objectives, plans or goals, including with respect to restaurant closures and re-openings, new restaurant openings and acquisitions or closures, capital expenditures, strategy, financial outlook, liquidity outlook, our effective tax rate, and the impact of healthcare inflation and recent accounting pronouncements, also are forward-looking statements. Actual results could differ materially from those projected, implied or anticipated by the Company’s forward-looking statements. Some of the factors that could cause actual results to differ include: the negative impact the COVID-19 pandemic has had and will continue to have on our business, financial condition and results of operations; reductions in the availability of, or increases in the cost of, USDA Prime grade beef, fish and other food items; impacts from the conflict in Ukraine, including potential supply disruptions; changes in economic conditions, including inflationary concerns, and general trends; the loss of key management personnel; the effect of market volatility on the Company’s stock price; health concerns about beef or other food products; the effect of competition in the restaurant industry; changes in consumer preferences or discretionary spending; labor shortages or increases in labor costs; the impact of federal, state or local government regulations relating to income taxes, unclaimed property, Company employees, the sale or preparation of food, the sale of alcoholic beverages and the opening of new restaurants; political conditions, civil unrest or other developments and risks in the markets where the Company’s restaurants are located; harmful actions taken by the Company’s franchisees; the inability to successfully integrate franchisee acquisitions into the Company’s business operations; economic, regulatory and other limitations on the Company’s ability to pursue new restaurant openings and other organic growth opportunities; a material failure, interruption or security breach of the Company’s information technology network; the Company’s indemnification obligations in connection with its sale of the Mitchell’s Restaurants; the Company’s ability to protect its name and logo and other proprietary information; an impairment in the financial statement carrying value of our goodwill, other intangible assets or property; gains or losses on lease modifications; the impact of litigation; the restrictions imposed by the Company’s credit agreement; changes in, or the suspension or discontinuation of, the Company’s quarterly cash dividend payments or share repurchase program; and the inability to secure additional financing on terms acceptable to the Company. For a discussion of these and other risks and uncertainties that could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2021, and the Company’s other filings with the Securities and Exchange Commission (“SEC”). Such filings are available on the SEC’s website at www.sec.gov. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. You should not assume that material events subsequent to the date of this press release have not occurred.

Unless the context otherwise indicates, all references in this report to the “Company,” “Ruth’s,” “we,” “us”, “our” or similar words are to Ruth’s Hospitality Group, Inc. and its subsidiaries. Ruth’s Hospitality Group, Inc. is a Delaware corporation formerly known as Ruth’s Chris Steak House, Inc., and was founded in 1965.

Investor Relations

Fitzhugh Taylor

ftaylor@icrinc.com

RUTH'S HOSPITALITY GROUP, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations - Preliminary and Unaudited
(Amounts in thousands, except share and per share data)

	13 Weeks Ended		26 Weeks Ended
	June 26,	June 27,	June 26,	June 27,
	2022	2021	2022	2021

Revenues:
Restaurant sales	$120,758	$104,165	$239,472	$185,801
Franchise income	5,129	4,528	9,860	8,320
Other operating income	2,760	2,217	5,447	4,072
Total revenues	128,647	110,910	254,779	198,193
Costs and expenses:
Food and beverage costs	35,962	31,607	74,573	54,528
Restaurant operating expenses	54,241	45,400	108,880	82,983
Marketing and advertising	4,747	3,232	9,662	5,225
General and administrative costs	9,327	8,774	18,568	15,970
Depreciation and amortization expenses	5,135	5,084	9,928	10,147
Pre-opening costs	743	159	1,625	604
Loss on legal settlement	6,000	—	6,000	—
Loss on impairment	—	394	—	394
Total costs and expenses	116,155	94,650	229,236	169,851
Operating income	12,492	16,260	25,543	28,342
Other income (expense):
Interest expense, net	(239)	(1,128)	(563)	(2,431)
Other	34	36	62	80
Income before income taxes	12,287	15,168	25,042	25,991
Income tax expense	1,952	2,757	4,294	4,455
Net income	$10,335	$12,411	$20,748	$21,536

Basic earnings per share	$0.31	$0.36	$0.62	$0.63

Diluted earnings per share	$0.31	$0.36	$0.61	$0.62

Shares used in computing net income per common share:
Basic	33,529,727	34,398,251	33,559,783	34,340,492
Diluted	33,866,977	34,652,869	33,868,651	34,620,626
Dividends declared per common share	$0.14	$—	$0.26	$—

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

We prepare our financial statements in accordance with U.S. generally accepted accounting principles (GAAP). Within our press release, we make reference to non-GAAP adjusted earnings per common share. This non-GAAP measurement was calculated by excluding the impact of an employee retention payroll tax credit, accelerated stock compensation and severance payments, a loss on legal settlement and certain discrete income tax items. We exclude the impact of the employee retention payroll tax credit, accelerated stock compensation and severance payments, a loss on legal settlement and certain discrete income tax items to improve comparability of diluted earnings per common share between periods. This non-GAAP measurement has been included as supplemental information. We believe that this measure represents a useful internal measure of performance. Accordingly, where this non-GAAP measure is provided, it is done so that investors have the same financial data that management uses in evaluating performance with the belief that it will assist the investment community in assessing our underlying performance on a quarter-over-quarter basis. However, because this measure is not determined in accordance with GAAP, such a measure is susceptible to varying calculations and not all companies calculate the measure in the same manner. As a result, the aforementioned measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP financial measure is presented as supplemental information and not as an alternative to diluted earnings per share as calculated in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measure - Unaudited
(Amounts in thousands, except share and per share data)

	13 Weeks Ended		26 Weeks Ended
	June 26,	June 27,	June 26,	June 27,
	2022	2021	2022	2021
GAAP Net income	$10,335	$12,411	$20,748	$21,536
GAAP Income tax expense	1,952	2,757	4,294	4,455
GAAP Income from continuing operations before income taxes	12,287	15,168	25,042	25,991
Adjustments:
Employee retention credit	—	(65)	—	(365)
Accelerated stock compensation and severance payments	—	—	—	445
Loss on legal settlement	6,000	—	6,000	—
Loss on impairment and restaurant closure costs	—	394	—	394
Adjusted net income before income taxes	18,287	15,497	31,042	26,465
Adjusted income tax expense (1)	(3,452)	(2,839)	(5,794)	(4,574)
Impact of excluding certain discrete income tax items	8	(26)	(4)	(174)
Non-GAAP Net income	$14,843	$12,632	$25,244	$21,717

GAAP Diluted earnings per common share	$0.31	$0.36	$0.61	$0.62

Non-GAAP Adjusted earnings per common share	$0.44	$0.36	$0.75	$0.63

Weighted-average number of common shares outstanding - diluted	33,866,977	34,652,869	33,868,651	34,620,626

(1) Adjusted income tax is calculated by multiplying the Non-GAAP adjustments by our marginal federal and state income tax rates and adding or subtracting the result to/from our GAAP income tax expense.